As filed with the Securities and Exchange Commission on December 21, 2010

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PMC-SIERRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2925073
(State of Incorporation)	(I.R.S. Employer Identification No.)

3975 Freedom Circle

Santa Clara, California 95054

(Address of principal executive offices)

2011 Employee Stock Purchase Plan

(Full title of the plan)

Gregory S. Lang

President and Chief Executive Officer

3975 Freedom Circle

Santa Clara, California 95054

(408) 239-8000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2011 Employee Stock Purchase Plan, Common Stock, $0.001 par value per share (1)	12,000,000	$8.11 (2)	$97,320,000.00	$6,938.92

(1)	Includes Preferred Stock Purchase Rights, which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
(2)	Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of $8.11 per share, which represents the average of the high and low prices of Common Stock of PMC-Sierra, Inc. as reported on the NASDAQ Global Select Market on December 15, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

PMC-Sierra, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 27, 2009 filed with the Commission on February 24, 2010;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 2010, June 27, 2010, and September 26, 2010, filed with the Commission on May 5, 2010, August 5, 2010, and November 4, 2010, respectively;

(c)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above;

(d)	The Registrant’s Registration Statement on Form 8-A filed with the Commission on March 21, 1991 pursuant to Section 12(g) of the 1934 Act, as updated by the Quarterly Report on Form 10-Q filed with the Commission on August 8, 2000 for the period ending June 25, 2000, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock; and

(e)	The Registrant’s Registration Statement on Form 8-A filed with the Commission on May 14, 2001 pursuant to Section 12(g) of the 1934 Act, as amended by the Registration Statements on Form 8-A/A filed on November 20, 2001 and February 14, 2007, in which there is described the terms, rights and provisions applicable to the Registrant’s Preferred Stock Purchase Rights.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Certificate of Incorporation

The Registrant’s certificate of incorporation provides for the indemnification of its directors and officers to the fullest extent permitted by Delaware law, as the same now exists or as it may be amended in the future. Under Delaware law, such provision may not indemnify directors’ or officers’ liability for:

•	breaches of the directors’ or officers’ duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	the unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	transactions in which the director or officer derived an improper personal benefit.

Delaware law authorizes indemnification by a Delaware corporation when a person is made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred and amounts paid in such proceeding (including attorneys’ fees) if actually and reasonably incurred by him or her in connection therewith. If such a proceeding is brought by or on behalf of the Registrant, such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Registrant. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the Registrant; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper. Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the Registrant upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

Bylaws

The Registrant’s bylaws provide that its directors, officers, employees, and agents shall be indemnified against expenses including attorneys’ fees, judgments, fines and settlements actually and reasonably incurred in connection with any proceeding arising out of their status as such. The bylaws also authorize the Registrant to provide insurance for its directors, officers, employees and/or agents, against any expense, liability or loss, whether or not it would have the power to indemnify such person against such expense, liability or loss under Delaware law.

Indemnification Agreements

The Registrant has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in its certificate of incorporation and bylaws. These agreements, among other things, indemnify its directors and officers for certain expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by the Registrant, arising out of such person’s services as a director or officer for it, or for any of its subsidiaries, or for any other company or enterprise to which the person provides services at the Registrant’s request.

Directors’ and Officers’ Insurance

The Registrant maintains a directors’ and officers’ insurance policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Registrant and its stockholders.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement on Form 8-A as amended, together with any exhibits thereto, which is incorporated herein by reference as amended pursuant to Item 3(d) to this Registration Statement.

4.2	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement on Form 8-A as amended, together with any exhibits thereto, which is incorporated herein by reference as amended pursuant to Item 3(e) to this Registration Statement.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accountants.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

99.1	2011 Employee Stock Purchase Plan

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2011 Employee Stock Purchase Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, California, on this 21st day of December , 2010.

PMC-SIERRA, INC.

By:	/S/ MICHAEL W. ZELLNER
Michael W. Zellner, Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of PMC-Sierra Inc., a Delaware corporation, do hereby constitute and appoint Gregory S. Lang and Michael W. Zellner, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ GREGORY S. LANG Gregory S. Lang	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2010

/S/ MICHAEL W. ZELLNER Michael W. Zellner	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	December 21, 2010

/S/ ROBERT L. BAILEY Robert L. Bailey	Chairman of the Board	December 21, 2010

/S/ RICHARD E. BELLUZZO Richard E. Belluzzo	Director	December 21, 2010

/S/ JAMES V. DILLER, SR. James V. Diller, Sr.	Director	December 21, 2010

/S/ MICHAEL R. FARESE Michael R. Farese	Director	December 21, 2010

/S/ JONATHAN J. JUDGE Jonathan J. Judge	Director	December 21, 2010

/S/ WILLIAM H. KURTZ William H. Kurtz	Director	December 21, 2010

/S/ FRANK J. MARSHALL Frank J. Marshall	Director	December 21, 2010

EXHIBIT INDEX

Exhibit Number	Description

4.1	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement on Form 8-A as amended, together with any exhibits thereto, which is incorporated herein by reference as amended pursuant to Item 3(d) to this Registration Statement.

4.2	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement on Form 8-A as amended, together with any exhibits thereto, which is incorporated herein by reference as amended pursuant to Item 3(e) to this Registration Statement.

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accountants.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

99.1	2011 Employee Stock Purchase Plan